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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

NAME                                                            JURISDICTION
----                                                            ------------
AmerUs Life Insurance Company...............................    Iowa
Delta Life and Annuity Company..............................    Kansas
AmerUs Annuity Group Co.....................................    Kansas
American Investors Life Insurance Company, Inc. ............    Kansas
AmerUs Capital Management Group, Inc. ......................    Iowa
ILICO Holdings, Inc. .......................................    Indiana
The Indianapolis Life Group of Companies....................    Indiana
IL Annuity and Insurance Company............................    Kansas
Indianapolis Life Insurance Company.........................    Indiana
Bankers Life Insurance Company of New York..................    New York